SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SEQUENOM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

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4.	Date Filed:

SEQUENOM, INC.

3595 John Hopkins Court

San Diego, California 92121

May 16, 2006

***IMMEDIATE ACTION REQUIRED***

PLEASE VOTE ANY SHARES IN SEQUENOM TO ENSURE YOU PRESERVE

THE VALUE OF YOUR SHARES

Dear Sequenom Stockholder:

We are again writing you because our records indicate that you are a shareholder of Sequenom, Inc. common stock, and that votes related to shares registered in your name through your broker, agent or nominee firm have still not been received.

We request that, if you have not already done so, you review the disclosure materials related to this transaction, including Sequenom’s proxy statement, and register your vote with your bank or broker as soon as possible. Sequenom’s Board of Directors recommend a vote FOR all of the proposals.

PLEASE BE SURE TO VOTE BEFORE WEDNESDAY, MAY 31, 2006 TO ENSURE YOUR VOTES ARE RECEIVED IN TIME TO BE COUNTED AT THE UPCOMING ANNUAL MEETING OF STOCKHOLDERS.

Stockholders in the United States who need assistance with voting their shares should call Georgeson Shareholder, toll-free +1 800-509-1038. Stockholders outside of the United States may contact Georgeson at +1 212-805-7144. If you have any questions you may also contact Sequenom directly by telephoning John Sharp, VP Finance, at +1 858-202-9032, or Clarke Neumann, VP & General Counsel, at +1 858-202-9206.

Once again, thank you for your continued support.

Best Regards,

/s/ Harry Stylli
Harry Stylli, Ph.D., M.B.A.
President and Chief Executive Officer